Exhibit 4.3
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 2, 2011, by and among IASIS Healthcare LLC, a Delaware limited liability company (the “Company”), IASIS Capital Corporation, a Delaware Corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as supplemented from time to time, the “Indenture”), dated as of June 22, 2004, providing for the issuance of 8 3/4% Senior Subordinated Notes due 2014 (the “Notes”);
WHEREAS, the Issuers, the Guarantors and the Trustee have entered into supplemental indentures dated as of June 30, 2004, August 1, 2005, July 20, 2006, July 27, 2006 and October 1, 2010, each of which added certain Guarantors as parties to the Indenture;
WHEREAS, the Issuers have distributed an Offer to Purchase and Consent Solicitation Statement, dated as of April 18, 2011 (the “Statement”), with an accompanying Consent and Letter of Transmittal (“Consent and Letter of Transmittal”), to the Holders of the Notes in connection of the solicitation of such Holders’ consent to certain proposed amendments to the Indenture;
WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;
WHEREAS, pursuant to the Statement, the Holders of at least a majority in aggregate principal amount of the Notes outstanding, and with respect to Article III hereof, the Holders of at least 66 2/3% in aggregate principal amount of the Notes outstanding, (excluding, in each case, any Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor) have consented to all of the amendments effected by this Supplemental Indenture in accordance with the provisions of the Indenture, evidence of such consents has been provided by the Issuer to the Trustee, and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and
WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuers and the Guarantors have been done.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 1.02. DEFINITION. When used herein, “Trigger Event” shall mean the occurrence of each of the following events: (1) the Initial Settlement Date (as such term is defined in the Statement), or if there is no Initial Settlement Date, the Final Settlement Date (as such term is defined in the Statement), and (2) the Company’s payment to holders of Notes the total Consent Payment (as such term is defined in the statement) payable as of such Initial Settlement Date, or if there is no Initial Settlement Date, the Final Settlement Date, pursuant to the terms and conditions of the Statement and the Consent and Letter of Transmittal.
ARTICLE II
AMENDMENTS TO THE INDENTURE
SECTION 2.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto, the Indenture is hereby amended as follows:
(a) The text of Sections 3.09, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19, 4.20, 5.01, 6.01(3), 6.01(4), 6.01(5) and 6.01(6) shall each be deleted in its entirety and replaced with “[RESERVED].”
(b) The text of Section 4.03 shall be amended and restated in its entirety as follows:
Section 4.03 Reports.
The Company will comply with the provisions of TIA Section 314(a), to the extent applicable.
(c) The text of Section 4.04 shall be amended and restated in its entirety as follows:
Section 4.04 Compliance Certificate.
The Company shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Company has complied with all conditions and covenants under this Indenture.
(d) All defined terms in Sections 1.01 and 1.02 that appear only in the text of the Indenture that has been deleted pursuant to subsection (a) above or amended to remove references to such defined terms in subections (b) and (c) above shall be eliminated from Sections 1.01 and 1.02. In addition, any and all references in the Indenture to the deleted text referred to in this Section 2.01 will also be deleted in their entirety.
ARTICLE III
FURTHER AMENDMENTS TO THE INDENTURE
SECTION 3.01. CONSENT AND AMENDMENT. Effective upon the Trigger Event, and without any further action by any party hereto, the text of ARTICLE 10. SUBORDINATION shall be deleted in its entirety and replaced with “[RESERVED].”

ARTICLE IV
MISCELLANEOUS
SECTION 4.01. EXECUTION AS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.
SECTION 4.02. RATIFICATION AND INCORPORATION OF INDENTURE. As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 4.03. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 4.04. SEPARABILITY. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 4.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 4.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 4.07. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

IASIS HEALTHCARE LLC IASIS CAPITAL CORPORATION
By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer

ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
BAPTIST JOINT VENTURE HOLDINGS, INC.
BEAUMONT HOSPITAL HOLDINGS, INC.
BILTMORE SURGERY CENTER, INC.
BILTMORE SURGERY CENTER HOLDINGS, INC.
BRIM HOLDING COMPANY, INC.
DAVIS HOSPITAL HOLDINGS, INC.
DAVIS SURGICAL CENTER HOLDINGS, INC.
DECISIONPOINT SERVICES, INC.
FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC.
IASIS FINANCE, INC.
IASIS HEALTHCARE HOLDINGS, INC.
IASIS MANAGEMENT COMPANY
IASIS PORT ARTHUR ASC, INC.
IASIS PHYSICIAN SERVICES, INC.
IASIS TRANSCO, INC.
JORDAN VALLEY HOSPITAL HOLDINGS, INC.
MCS/AZ, INC.
NORTH VISTA HOSPITAL, INC.
PALMS OF PASADENA HOMECARE, INC.
PHYSICIAN GROUP OF FLORIDA, INC.
PHYSICIAN GROUP OF UTAH, INC.
UTAH TRANSCRIPTION SERVICES, INC.
ROCKY MOUNTAIN MEDICAL CENTER, INC.
SALT LAKE REGIONAL PHYSICIANS, INC.
IASIS HOSPITAL NURSE STAFFING COMPANY
SOUTHRIDGE PLAZA HOLDINGS, INC.
SSJ ST. PETERSBURG HOLDINGS, INC.
TAMPA BAY STAFFING SOLUTIONS, INC.

By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer
[Signature Page to Supplemental Indenture]

SEABOARD DEVELOPMENT LLC
By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer

IASIS FINANCE TEXAS HOLDINGS, LLC
By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer

ST. LUKE’S BEHAVIORAL HOSPITAL, LP
MEMORIAL HOSPITAL OF TAMPA, LP
MESA GENERAL HOSPITAL, LP
PALMS OF PASADENA HOSPITAL, LP
SOUTHWEST GENERAL HOSPITAL, LP
ST. LUKE’S MEDICAL CENTER, LP
TOWN & COUNTRY HOSPITAL, LP
MOUNTAIN VISTA MEDICAL CENTER, LP
CARDIOVASCULAR SPECIALTY CENTERS OF UTAH, LP
IASIS GLENWOOD REGIONAL MEDICAL CENTER, L.P.
THE HEART CENTER OF CENTRAL PHOENIX, L.P.
SALT LAKE REGIONAL MEDICAL CENTER, L.P.

By:	IASIS HEALTHCARE HOLDINGS, INC.
as General Partner

By:	/s/ John M. Doyle
Name: John M. Doyle
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (FORMERLY THE BANK OF NEW YORK TRUST COMPANY, N.A.), as Trustee
By:	/s/ Kristine L. Prall
Name: Kristine L. Prall
Title: Vice President
[Signature Page to Supplemental Indenture]